UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 17, 2023

InPoint Commercial Real Estate Income, Inc.

(Exact name of Registrant as Specified in Its Charter)

Maryland	001-40833	32-0506267
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2901 Butterfield Road
Oak Brook, Illinois		60523
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (800) 826-8228

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
6.75% Series A Cumulative Redeemable Preferred Stock, par value $0.001 per share	ICR PR A	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 7.01 Regulation FD Disclosure

In connection with the calculation of its net asset value (“NAV”) per share for June 30, 2023, as discussed in Item 8.01 below, InPoint Commercial Real Estate Income, Inc. (the “Company,” “we,” “our”) is hereby furnishing (i) a guide to assist financial advisors and broker dealers in discussing the Company's recent performance with their clients and (ii) materials regarding the performance metrics of the Company as of June 30, 2023. Copies of the guide and the materials are attached as Exhibits 99.1 and 99.2, respectively, to this Current Report on Form 8-K. Each of the copy of the guide and the materials is incorporated herein solely for purposes of this Item 7.01 disclosure.

Pursuant to the rules and regulations of the U.S. Securities and Exchange Commission, the information in this Item 7.01 disclosure, including Exhibits 99.1 and 99.2 and the information set forth therein, is deemed to have been furnished and shall not be deemed to be "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. Such information shall not be incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 8.01 Other Events.

Determination of June 30, 2023 NAV per Share

The Company calculates NAV per share in accordance with the valuation guidelines that have been approved by its board of directors (the “Board”). Our NAV per share, which is updated as of the last calendar day of each month, is posted on our website at www.inland-investments.com/inpoint. The “Net Asset Value Calculation and Valuation Guidelines” section of our prospectus for our public offering (SEC Registration No. 333-264540), as supplemented, contains details regarding how our NAV is determined. Inland InPoint Advisor, LLC, our Advisor, is ultimately responsible for determining our NAV. We have included a breakdown of the components of total net asset value attributable to common stock and NAV per share for June 30, 2023.

Our total net asset value attributable to all classes of our common stock in the aggregate is presented in the following table. As of June 30, 2023, we had not sold any Class S shares of common stock in our public offering. As previously announced, on January 30, 2023, our Board unanimously approved the suspension of the sale of shares in the primary portion of our public offering and through our amended and restate distribution reinvestment plan. The following table provides a breakdown of the major components of our total net asset value attributable to common stock as of June 30, 2023 ($ and shares in thousands, except per share data):

Components of NAV	June 30, 2023
Commercial mortgage loans (1)	$778,292
Real estate held for sale, net	12,000
Cash and cash equivalents and restricted cash	44,634
Other assets	9,447
Repurchase agreements - commercial mortgage loans	(475,276)
Credit facility payable	(18,380)
Loan participations sold	(78,432)
Due to related parties	(2,065)
Distributions payable	(1,050)
Interest payable	(1,514)
Accrued stockholder servicing fees (2)	(182)
Other liabilities	(5,398)
Preferred stock	(86,329)
Net asset value attributable to common stock	$175,747
Number of outstanding shares	10,114
Aggregate NAV per share	$17.3766

(1)
As part of our quarterly review of the Current Expected Credit Loss ("CECL"), we recorded an additional specific reserve of approximately $11,591 relating to six loans. Per the NAV policy approved by our board of directors, the specific reserves on the loans are included in the June 30, 2023 NAV calculation.
(2)
Stockholder servicing fees only apply to Class T, Class S, and Class D shares. For purposes of NAV, we recognize the stockholder servicing fee as a reduction of NAV on a monthly basis as such fee is paid. Under GAAP, we accrue the full cost of the stockholder servicing fee as an offering cost at the time we sell Class T, Class S, and Class D shares. As of June 30, 2023, we have accrued under GAAP $645 of stockholder servicing fees payable to Inland Securities Corporation (the “Dealer Manager”) related to the Class T and Class D shares sold. As of June 30, 2023, we have not sold any Class S shares and, therefore, we have not accrued any stockholder servicing fees payable to the Dealer Manager related to Class S shares. The Dealer Manager does not retain any of these fees, all of which are retained by, or reallowed (paid) to, participating broker-dealers and servicing broker-dealers for ongoing stockholder services performed by such broker-dealers.

The following table provides our total NAV attributable to common stock and NAV for each class of common stock in each case as of June 30, 2023 ($ and shares in thousands, except per share data):

NAV Per Share	Class P	Class A	Class T	Class S	Class D	Class I	Total
Net asset value attributable to common stock	$148,698	$12,989	$5,071	$—	$836	$8,139	$175,747
Number of outstanding shares	8,563	746	290	—	48	467	10,114
NAV per share as of June 30, 2023	$17.3656	$17.4140	$17.4669	$—	$17.4067	$17.4113	$17.3766

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

99.1	InPoint Advisor Guide - July 2023

99.2	Materials Regarding Performance Metrics as of June 30, 2023

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INPOINT COMMERCIAL REAL ESTATE INCOME, INC.

Date:	July 17, 2023	By:	/s/ Catherine L. Lynch
Catherine L. Lynch Chief Financial Officer